Exhibit 10.3
(Unofficial  Translation into English)

Agreement to participate in project to develop mobile KDV150.

1.	To be executed by Yaron Aviezer.

1.1
Subject to approval by the authorities, Yaron will provide a site to development work and to erect the pilots for two years, including right of ways, building, electricity, water and all the relevant permits required by the regional community council. (Already started the discussions on the relevant business permits). This is subject to rent agreement that will be signed between the parties (with no rent cost).

1.2	Engineering supervision by certified chemical process engineer with vast experience in process engineering, process development and building and operation of unique process plants.

1.3	Will provide service of detail process design, including process flow, detailed equipment, and list of motors, instrumentation and special subsystems. The proposed process package include:

1.3.1	Heat and material balance.

1.3.2	Process Flow Diagram (PFD).

1.3.3	Mechanical and Instrumentation (P&ID).

1.3.4	List of equipment including the definitions of process for each unit.

1.3.5	List of instrumentation and process condition for each unit.

1.3.6	Detail process for the equipment.

1.3.7	Detail written description for each process segment and supervision of that segment design until full continues operation.

1.3.8	Review technical proposals for the equipment purchase and supervision the purchase process.

1.4	Arrange and coordinate the different planning teams that will include: piping design, electricity, instrumentation and controls, civil engineering and safety.

1.5	Management and supervision on the pilot build up.

1.6	Supervision of the commissioning and the experiments of initial operations.

1.7	If needed take care of the engineering aspects of the purchase, import and transportation for the project.

1.8	For the purpose of the work will have two working days per week for two years.

2.	Compensations.

2.1	Option to purchase three KDV150 with the following ways:

2.1.1	Purchase the systems at cost + 2.5%, the cost will be determine by mutual auditing the projected cost on serial production.

2.1.2	Or, purchase the unit at cost of basic process equipment cost +2.5%

2.1.3	For all KDV150 systems will grant performance for mechanical and process for agreed period of time according to the company policy provided to other customers.

2.1.4
The pilot at Yaron backyard, will be owned by the project and Yaron could have it as one unit of the three, if it will be with the same operation capability of new system and with the consent of the parties.

2.2	Exclusive distribution rights for north Israel from "Hadera" and north, for 15 years from starting of system sales, with commission of 5%.

2.3
If required to purchase equipment, parts or services to the project, Yaron will be paid as convenient in subcontracting work with added of 10% to the purchase cost including the cost of import, transportations, and payment terms as define by payment terms to suppliers by the project.

2.4	Yaron will not ask for monthly payments for use of site and his work according the said time.

2.5	Expenses for equipment installations, purchase, outsourcing planning, travel expenses etc., will be paid by the project.

3.	General terms

3.1	Insurance will be covered by the project.

3.2	If during the work there will be new IP the possession will be jointly held.

3.3	Mutual NDA between Yaron and Global will be effective for the duration of the project.

3.4	Termination of work.

3.4.1	In case of project termination by the partners the compensation according 2.1, 2.2 will remain in place.

3.4.2	No compensation if Yaron terminates the agreement.

3.5
the partners know and will not forbid Yaron from work and design equipment and process for other customers in the duration of this agreement and subject that such activities will not violate the NDA between the parties.

A.Agreenchemi Ltd	GLOBAL ENERGY INC.
By: /s/ Yaron Aviezer	By: /s/ Asi Shalgi
Name: Yaron Aviezer	Name: Asi Shalgi
Title: CEO	Title: CEO